SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Index Funds, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BlackRock S&P 500 Index Fund

URGENT NOTICE:

SPECIAL SHAREHOLDER MEETING ADJOURNED UNTIL MARCH 15, 2013

MAKE SURE YOUR VOICE IS HEARD BY VOTING YOUR SHARES AS SOON AS POSSIBLE

We need your help! We recently mailed you proxy materials relating to proposals to be voted on at the Special Meeting for Shareholders for the BlackRock S&P 500 Index Fund (the “fund”) that was reconvened on February 22, 2013. The meeting has been adjourned to allow shareholders more time to have their voices heard by submitting their voting instructions. The adjourned meeting will be held on March 15, 2013 at 10:00 a.m., Eastern Time, at the offices of BlackRock Advisors, LLC at 1 University Square Drive, Princeton, New Jersey 08540. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR VOTE IS NEEDED AND VOTING NOW HELPS AVOID ADDITIONAL EXPENSES AND UNNECESSARY COMMUNICATIONS TO SHAREHOLDERS

THE PROPOSAL HAS THE SUPPORT OF AN INDEPENDENT NATIONALLY RECOGNIZED PROXY ADVISORY FIRM.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors unanimously recommend that you vote FOR the approval of the proposal.

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage paid envelope.

4.	VOTE IN PERSON

Attend the adjourned meeting and vote in person.

If you have any questions about the proposal, or need assistance with voting, you may call Computershare Fund Services the fund’s proxy solicitor, toll free at 1-866-704-4427. Thank you for voting.